Exhibit 10.1

1 October 29, 2026 Perry A. Bernocchi Delivered Via Email Re: Transition Agreement Dear Perry, This letter agreement (this “Agreement”) sets forth the terms of your transition from Executive Vice President, Chief Operating Officer (“COO”) of Accendra Health, Inc. (the “Company,” “we” or “us”) to the role of Strategic Advisor to the CEO (the “Transition”), effective as of November 1, 2026 (the “Transition Effective Date”). 1. Transition Period; Separation Date. During the period from the Transition Effective Date through the earliest of December 31, 2026, the date you resign, the date we terminate your employment and the date your employment terminates due to your death or disability (the “Transition Period”), you will remain employed as Strategic Advisor to the CEO to assist with the transition of your duties, including by responding to inquiries; providing information; consulting with Company executives and others we may designate; transitioning your relationships with customers, suppliers, business partners and other key stakeholders to individuals we designate; and completing such other tasks as we may reasonably request. The last day of the Transition Period will be your last day of employment with the Company (the “Separation Date”). Your resignation as COO will be effective as of the Transition Effective Date. During the Transition Period, you will continue to serve in such other officer, director or similar positions with us or our affiliates as we direct, and you agree to take any actions we request to effectuate your resignation from all such positions at such times as we may determine in our sole discretion. Following the Separation Date, we anticipate engaging you as a consultant to support our upcoming competitive bidding process, on terms to be mutually agreed. 2. Compensation and Benefits. During the Transition Period, your annualized base salary will remain the same as is in place immediately prior to the Transition Effective Date, and you will remain eligible to participate in (a) our 2026 Annual Incentive Program, with the same target as in place immediately prior to the Transition Effective Date, and (b) our employee benefit plans made available to similarly situated employees, in each case subject to the terms of the applicable plan or program in effect from time to time. We will reimburse your business expenses incurred before the Separation Date in accordance with our expense reimbursement policy. Docusign Envelope ID: 06441FD9-D339-8002-805E-3A05AF2931E1 Docusign Envelope ID: FF4D7F41-CC83-82A6-81D8-277547A40CA8

2 3. Severance. Notwithstanding the terms of our Officer Severance Policy (the “Policy”), the termination of your employment on the Separation Date will be treated as a Severance Event (as defined in the Policy) unless your employment ends due to your resignation or termination for Cause (as defined in the Policy) or due to death or disability; for clarity, that severance will be calculated based on your base salary and target bonus in effect immediately before the Transition Effective Date. Notwithstanding Paragraph 1(d) of your Amended and Restated Executive Change of Control Severance Agreement, dated as of February 28, 2025 (the “CIC Severance Agreement”), the CIC Severance Agreement shall remain in effect in accordance with its terms and you will be eligible for the benefits provided in Paragraph 4(b) of the CIC Severance Agreement (in lieu of the severance payments and benefits set forth in the Policy) if your employment terminates on the Separation Date other than due to your resignation or a termination for Cause (as defined in the CIC Severance Agreement) or due to death or disability (a) within 90 days before a Change in Control (as defined in the CIC Severance Agreement) and such Change in Control occurs or (b) on or after a Change in Control during the Term (as defined in the CIC Severance Agreement). For the avoidance of doubt, you agree that the Transition will not give rise to any right to resign for Good Reason (as defined in the CIC Severance Agreement) or for “good reason” (or any similar construct) under any other plan, agreement or arrangement of ours or any of our affiliates, and by signing below, you expressly waive any claim to the contrary. In each case, severance will otherwise remain subject to the terms and conditions of the Policy or CIC Severance Agreement, as applicable, including your timely execution and non-revocation of a release of claims and continued compliance with your restrictive covenants. 4. Miscellaneous. We may withhold from any amounts payable under this Agreement as required by law. This Agreement will be governed by the laws of the Commonwealth of Virginia, without regard to its conflicts of law principles. This Agreement, together with any restrictive covenant or similar agreement binding on you (including any Leadership Teammate Agreement) and your equity award agreements, contains the entire agreement between you and us regarding its subject matter and may be amended only by a writing signed by you and us. This Agreement may be executed in counterparts (including by PDF or other electronic means), each of which will be deemed an original. Headings are for convenience only. [Remainder of Page Intentionally Blank; Signature Page Follows] Docusign Envelope ID: 06441FD9-D339-8002-805E-3A05AF2931E1 Docusign Envelope ID: FF4D7F41-CC83-82A6-81D8-277547A40CA8

[Signature Page to Transition Agreement] Sincerely, ACCENDRA HEALTH, INC. By:____________________________ Name: Heath H. Galloway Title: EVP, General Counsel & Corporate Secretary ACKNOWLEDGED AND AGREED ____________________________ Perry A. Bernocchi Docusign Envelope ID: 06441FD9-D339-8002-805E-3A05AF2931E1 Docusign Envelope ID: FF4D7F41-CC83-82A6-81D8-277547A40CA8